UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 23, 2024

YIELD10 BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33133	04-3158289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 583-1700
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement.
On July 23, 2024, Yield10 Bioscience, Inc. (the “Company”) and MPC Investment LLC (“MPC”) mutually agreed to terminate a senior unsecured convertible note issued by the Company to MPC on April 28, 2023 (“Convertible Note”) in the original principal amount of $1,000,000, pursuant to a Securities Purchase Agreement (“SPA”). The Convertible Note accrued interest at a rate of 8.0% per annum and had been subject to conversion into shares of the Company’s common stock at a conversion price of $73.68 per share. If not converted to the Company’s common stock, the Convertible Note would have matured on August 24, 2024.
As of the termination date, the Company’s current obligation under the terms of the Convertible Note for principal and unpaid interest totaled $1,100,572. The Company and MPC agreed to a one-time payment of $500,000 in full satisfaction of the Convertible Note principal and unpaid interest. The Company subsequently issued the $500,000 payment to MPC and the Convertible Note and SPA have been fully discharged.
The foregoing descriptions of the Convertible Note and SPA are not complete and are qualified in their entirety by reference to the full text of the Convertible Note and SPA, copies of which were filed as Exhibit 4.1 and Exhibit 10.1, respectively, to the Company’s Current Report on Form 8-K (File No. 001-33133) filed with the Securities and Exchange Commission on May 1, 2023 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YIELD10 BIOSCIENCE, INC.

July 23, 2024	By:	/s/ Oliver P. Peoples
Oliver P. Peoples
President & Chief Executive Officer